UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2010
Date of Report (Date of earliest event reported)

AMERICAN EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407 2nd St. SW, Suite 700 Calgary, Alberta, Canada	T2P 2Y3
(Address of principal executive offices)	(Zip Code)

(403) 233-8484
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Effective on September 17, 2009, the Board of Directors of American Exploration Corporation, a corporation organized under the laws of the State of Nevada (the “Corporation”), authorized the execution of a letter agreement (the “Letter Agreement”) with Mainland Resources, Inc. (“Mainland Resources”) to jointly develop contiguous acreage known as the Buena Vista Area located in Mississippi (the “Joint Development Project”). In accordance with the terms and provisions of the Letter Agreement: (i) the Corporation agreed to commit approximately 5,000 net acres and Mainland Resources agreed to commit approximately 8,225 net acres to the Joint Development Project; (ii) Mainland Resources would have been the operator pursuant to the Joint Operating Agreement; (iii) Mainland Resources agreed to pay 80% of the initial well drilling and completion costs to earn a 51% working interest in the well and the total Joint Operating Area; and (iv) the Corporation agreed to pay 20% of the initial well drilling and completion costs to earn a 49% working interest in the well and the total Joint Operating Area. In further accordance with the terms and provisions of the Joint Operating Agreement, future costs, including drilling and completions, for oil and gas activities of the net acreage in the Joint Operating Area would have been split of a 51%/49% basis between Mainland Resources and the Corporation, respectively.

On approximately March 25, 2010, Mainland Resources had issued an authorization for expenditure (“AFE”) for the Burkley-Phillips No. 1 Well which contemplated drilling to a depth of 22,000 feet or a depth sufficient to evaluate the Haynesville Shale formation. The total completed well cost was estimated at $13,550,000. In accordance with the terms and provisions of the Letter Agreement, the Corporation had thirty days to contribute its 20% share of the total completed well cost or $2,710,000.

On approximately April 26, 2010, the Corporation failed to fund its 20% of the estimated total well costs of the Burkley-Phillips No. 1 well on the Buena Vista prospect. As a result, the Corporation has forfeited its right to a 29% working interest in the well and in the Buena Vista prospect in favor of Mainland Resources. The Corporation will continue to be entitled to receive a 20% working interest in the well and the prospect after completion (subject to compliance by the Corporation with all other terms and conditions of the Letter Agreement and the related Joint Operating Agreement). As of the date of this report, the Company is evaluating potential recourse relating to interest forfeiture.

SECTION 8.  OTHER EVENTS

ITEM 8.01     OTHER EVENTS.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed merger transaction with Mainland Resources Inc. (“Mainland Resources”) announced on March 23, 2010, Mainland intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-4 (the “Registration Statement”), which will include a preliminary prospectus and related materials to register the securities of Mainland Resources to be issued in exchange for securities of the Corporation. The Registration Statement will incorporate a joint proxy statement/ prospectus (the “Proxy Statement/Prospectus”) that the Corporation and Mainland Resources plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger.  The Registration Statement and the Proxy Statement/Prospectus will contain important information about the Corporation, Mainland Resources, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available, and other documents filed with the SEC by the Corporation and Mainland Resources, through the web site maintained by the SEC at www.sec.gov.  The Corporation’s security holders will also receive information at an appropriate time on how to obtain these documents free of charge from the Corporation.

Each of the Corporation and Mainland Resources, and their respective directors and executive officers, also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAMERICAN EXPLORATION CORPORATION
Date: April 28, 2010	/s/ STEVEN HARDING ___________________________________ Name: Steven Harding Title: President/Chief Executive Officer